Exhibit 99.1

 Growing Forward28th Annual Roth Conference3/14/16      www.getcosi.com • 857-415-5000 Cosi® Inc, 294 Washington St, STE 510, Boston, MA 02108MN REG #F-4798  1

 Growing Forward28th Annual Roth Conference3/14/16      www.getcosi.com • 857-415-5000 Cosi® Inc, 294 Washington St, STE 510, Boston, MA 02108MN REG #F-4798  1

 COLUMBUS, OH    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Matters discussed in this presentation that elate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets, including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission. Additional information is available on the Cosi, Inc. website at www.getcosi.com.  2

 COLUMBUS, OH    Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. The “non-GAAP financial measures” included in this presentation are “Restaurant Cash Flow” and “G&A Uses of Cash”. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. For additional information about our non-GAAP financial measures, see our earnings releases and filings with the Securities and Exchange Commission.  Copies of this deck will be available on the Così Website at: www.ir.getcosi.com  3

 COLUMBUS, OH    Fast Casual Restaurant Company originated in Paris. Today, Cosi is an innovative fast-casual dining concept with a strong commitment to social responsibility, offering a constantly evolving mix of fresh, high-quality, forward-thinking culinary options at a good value. Headquartered in Boston, MAFounded in 1998; IPO in 2002Menu Offerings: Salads, sandwiches, melts, soups, flatbread pizzas, bowls, snacks, desserts and beverages76 Company-owned and 31 Franchise-owned restaurants Operating in 15 states, the District of Columbia, the United Arab Emirates, and Costa Rica  Company Overview  4

# Leading the Turnaround

RJ Dourney purchased 3 Cosi® restaurants in 2005 and established Hearthstone Associates in Boston, Massachusetts

The "Hearthstone Model" is born, which becomes the foundation to develop a profitable and replicable Cosi® economic model

Develops 13 profitable restaurants, and Hearthstone Associates becomes Cosi Inc.'s most profitable and successful franchisee in its history

- AUV north of $1.7 million and above Cosi Inc.'s average
- Now in their 10th year of positive comparable restaurant sales growth
- Strong unit-level economics with double-digit % restaurant cash flows

RJ Dourney becomes Cosi Inc.'s President & CEO in April 2014

Cosi Inc. and Hearthstone Associates complete merger in April 2015

Sources: Hearthstone Associates financial statements * Company public filings

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 COLUMBUS, OH    Executing The Turnaround: A Recipe For Success  6

# Relevant Brand: Going Where the Consumer is Going







## Better For You

We understand how the guest sees us and are strongly positioned in an industry segment where “better for you” is the direction the consumer’s taste is heading.

## Demographics

We appeal to Urban Millennial Professionals, Urban Gen X Professionals, Suburban Millennial Mothers, Suburban Gen X Mothers, and Gen Z Students.

## Differentiation

We resonate with the common intent-to-visit motivators across these demographics: taste, health, natural, global food Influences, convenience, innovation, brand association, and value.

## Social Consciousness

Our strong moral compass resonates with the social consciousness of the modern consumer. We strive to be a positive influence in the communities we serve.

Sources: Czar Metrics January 2015 Guest Research Study * GYK December 2015 Guest Research and Brand Positioning Study

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COSÌ®

 COLUMBUS, OH      The Right Strategy: Disciplined Turnaround Strategy            Dom. Baseline Penetration500+Int’l Baseline Penetration100+  8

 COLUMBUS, OH    Our 2016 Operating Plan is entirely focused on what is needed to build a strong, stable foundation to support future growth.   Build a Strong Foundation: 2016 Operating Priorities  9

 COLUMBUS, OH    We have successfully stabilized our sales trend-line and have realized sustained gains, driven by traffic gains, between the 4Q 2015 and P2 2016. The P3 2016 results to date are ahead of our expectations.   Drive Traffic: Momentum  Sources: Company public filings * KNAPP-TRACK™ monthly sales tracking service for comparable restaurants published monthly with industry analysis in Nation’s Restaurant News. Period 2 2016 has not been released as of 3/11/16  10

# Drive Traffic: Approach

## Ease-Of-Use

We have approached our traffic growth goals holistically by focusing on Ease-Of-Use to drive both intent to visit and to return.

The Ease-Of-Use initiative is being tested in both urban and suburban markets and will go system-wide in the summer.

## Overall, the Ease-Of-Use initiative will:

- Make the experience less cumbersome
- Make our menu, beverage, and impulse item offerings more compelling and differentiated
- Reduce visual clutter and communicate consistent brand-positioning
- Reduce single-use SKU’s from our supply chain
- Decrease the complexity of our operations
- Increase speed and order accuracy

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 COLUMBUS, OH    On-TrackWe met our internal cash-burn reduction target in the 4Q 2015, are on track with our 1Q 2016 target, and are moving towards our expectation to turn cash-flow positive mid-2016.OverheadWe have reduced our 2015 G&A uses of cash₁ by approximately $2.7 million on an annualized basis in 2016. Restaurant Cash FlowsMarked improvements in restaurant cash flow results between 3Q 2015 and P2 2016 across the portfolio.₁ All overhead expenses excluding non-cash categories such as stock compensation expenses.  Generate Cash: On-Track  12

 COLUMBUS, OH    2015 Reported Quarterly Restaurant Cash Flows by Quartile4Q 2015 – P2 2016 Momentum: Bottom 50%Marked improvements in restaurant cash flow results across the portfolio, with units in the bottom 50% improving at a faster pace than all others.We have closed 3 units and 2 are set to close in the near-term. We expect to close a total of 8-10 by year-end. Negotiations are on track.We are actively exploring opportunities to re-franchise highly under-performing, high-potential units, with a favorable recovery trend, as part of a broader market transaction.Sources: Management’s internal projections  Generate Cash: On-Track  13

 COLUMBUS, OH    2015 Reported Quarterly Restaurant Cash Flows by Quartile4Q 2015 – P2 2016 Momentum: Bottom 50%Marked improvements in restaurant cash flow results across the portfolio, with units in the bottom 50% improving at a faster pace than all others.We have closed 3 units and 2 are set to close in the near-term. We expect to close a total of 8-10 by year-end. Negotiations are on track.We are actively exploring opportunities to re-franchise highly under-performing, high-potential units, with a favorable recovery trend, as part of a broader market transaction.Sources: Management’s internal projections  Generate Cash: On-Track  13

# Grow Franchise System: Momentum

## Baseline Penetration Potential

- Domestic potential of 500+ units in the mid-term horizon.
- International potential of 100+ units in Central & South America in the mid-term horizon.

## Projected Openings- 2016

- 8-10 new units by existing franchisees, including:
  - ➢ 1 unit from a new development agreement being finalized for Florida across 3 counties.
  - ➢ 1 unit in the Republic of Panama from a new development agreement being finalized.

## New Territories

- Continue to make progress with new franchise prospects in 2016.
- We are strategically evaluating the sale of a restaurant or a group of restaurants to serve as a base for new franchisees looking to develop Cosi® in certain markets

Sources: Management's internal projections

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Teleconference and Webcast InformationCosì expects to report 2015 fiscal year-end results after the close of market on March 24, 2016, and to host an investor teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company's results for the 2015 fiscal year. AudioDial-In Number:  877 516 3513Secondary (International) Dial-In Number:  281 973 6108Participant Code: 63339310Note:  Participants should dial in a few minutes prior to the start time WebcastWebsite link: http://ir.getcosi.comNote:  Live, then archived for one year ReplayDial-In Number: 855 859 2056Secondary Dial-In Number:  404 537 3406Participant Code: 63339310Note:  Available from March 24, 2016 (at 8:00 p.m. ET) until March 31, 2016 (11:59 PM ET)   Earnings Call for 2015 Year-End Results  15